June 16, 1998


IDM Environmental Corp.
396 Whitehead Avenue
South River, New Jersey 08882

         Re:      Form S-8 Registration Statement

Gentlemen:

     You have requested that we furnish you our legal opinion with respect to the legality of the following described securities of IDM Environmental Corp. (the "Company") covered by a Form S-8 Registration Statement, as amended through the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

          1. 1,000,000 shares of common stock, $.001 par value issuable pursuant to Award grants and upon the exercise of various options, issued, or to be issued, pursuant to the Company's 1998 Comprehensive Stock Option and Award Plan (the "Plan").

          2. 4,500,000 shares of common stock issuable pursuant to certain non-plan stock option grants ("Non-Plan Options") (the shares of common stock issuable pursuant the Plan and the Non-Plan Options are referred to as the "Shares").

     In connection with this opinion, we have examined the corporate records of the Company, including the Company's Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the Plan, the Non-Plan Opitons, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion.

     Based on the  foregoing,  it is our opinion  that,  after the  Registration
Statement becomes effective and the Shares have been issued and delivered as described therein, the Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion with Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name in the Registration Statement.

                                                      Sincerely,

                                                      VANDERKAM & SANDERS

                                                      /s/ Vanderkam & Sanders


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